UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    October 15, 2003

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	1-8443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(703) 724-3800

Item 5.    Other Events.

Telos Corporation announces that Edward L. Williams, Executive Vice President and Chief Operating Officer, was appointed to serve as its interim Chief Financial Officer effective October 15, 2003. Mr. Williams has been with Telos Corporation since October 1992, and has held progressive positions with the corporation from Vice President of Administration, Senior Vice President of Operations, to Executive Vice President and Chief Operating Officer.

David E. Pearson has resigned his position as Chief Financial Officer, effective October 15, 2003. Mr. Pearson began working with Telos Corporation in November of 1999 and had held progressive positions with the corporation from Controller, Vice President of Finance and Accounting to Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

TELOS CORPORATION

Date: October 23, 2003	By:	/s/ MICHAEL P. FLAHERTY

Michael P. Flaherty
Executive Vice President, General Counsel and Chief Administrative Officer